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                                                                    Exhibit 10.2


                               BIOPURE CORPORATION

                             STOCK OPTION AGREEMENT



                  THIS AGREEMENT is made as of June 25, 2002, by and between BIOPURE CORPORATION, a Delaware corporation (the "Company"), and Thomas A. Moore (the "Optionee").

                                   WITNESSETH:

                  WHEREAS, the Company has entered in an employment agreement (the "Employment Agreement"), dated as of June 25, 2002, with the Optionee; and

                  WHEREAS, in accordance with the provisions of the Employment Agreement the Committee has authorized the grant to the Optionee of options ("Options"), on the terms and subject to the conditions hereinafter provided;

                  NOW, THEREFORE, in consideration of the premises contained herein, the Company and the Optionee hereby agree as follows:

        1.        DEFINITIONS

                  "Board" shall mean the Board of Directors of the Company.

                  "Cause" shall mean (a) an act or acts of material personal dishonesty taken by, or committed at the request of, the Optionee intended to result in the personal enrichment of the Optionee at the expense of the Company,
(b) repeated willful violations by the Optionee under the terms of his employment which have not been cured within thirty (30) days after written notice has been given by the Board to the Employee, or (c) the conviction of the Optionee of a felony.

                  "Change of Control" shall mean (a) the consummation of (i) any consolidation, reorganization, merger or share exchange of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger or share exchange of the Company in which the holders of the Company's Common Stock immediately prior to the merger continue to represent at least fifty percent (50%) of the combined voting power of the surviving corporation or its parent corporation immediately after the merger or share exchange, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (b) the shareholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company, or (c) any person (as such term is used in Sections 13(d) and 14(d)(2) of the

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Exchange Act), including any "group" (as defined in Section 13(d)(3) of the
Exchange Act) (which shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of fifty percent (50%) or more of the Company's outstanding Common Stock or (d) within any twenty-four (24) month period beginning on or after the Effective Date, the persons who were directors of the Company immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death, disability or retirement) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that, any director who was not a director as of the Effective Date shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this definition.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended. Reference in this Agreement to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulation under such section.

                  "Committee" shall mean not less than two (2) members of the Board who are selected by the Board from time to time to administer and make awards under the Company's 2002 Omnibus Securities and Incentive Plan.

                  "Common Stock" shall mean the Class A Common Stock, par value $0.01 per share, of the Company.

                  "Company" shall mean Biopure Corporation, a Delaware corporation, and any successor thereto.

                  "Fair Market Value" shall mean, as of any specified date, the average of the reported high and low sales prices of the Common Stock on the stock exchange composite tape on that date, or if no sales prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is traded over-the-counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date of which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of this value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

                  "Family Member" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionee's household (other than a tenant or the Optionee), a trust in which such persons have more than fifty percent (50%) of the beneficial interest, a foundation in which such persons (or the Optionee) control the management of assets, and any other entity in which such persons (or the Optionee) own more than fifty percent (50%) of the voting interests.

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                  "First Performance Date" shall mean the first trading day
after the Fair Market Value of the Common Stock has been at least $14.00 per share on each of the immediately preceding forty-five (45) consecutive trading days.

                  "Good Reason" shall mean: (a) the reduction of the Optionee's base salary or target bonus opportunity without the Optionee's prior written consent; (b) the diminution, without his consent, of the Optionee's title, authority, duties or responsibilities as specified in Section 3 of the Employment Agreement, or the assignment of duties and responsibilities that are inconsistent with his position as President and Chief Executive Officer of the Company, or if the Optionee reports to anyone other than the Board; (c) the Company requiring the Optionee, without his consent, to be based in any office or location other than the Company's headquarters office, and such headquarters shall not be located during the employment period as set forth in the Employment Agreement outside of (i) a 30-mile radius of Cambridge, Massachusetts or (ii) a 60-mile radius of Princeton, New Jersey; (d) the material breach by the Company of any provision of the Employment Agreement which has not been cured within thirty (30) days after a notice of termination has been given by the Optionee to the Company; (e) failure by the Board to have elected the Optionee Chairman of the Board on or before July 1, 2005, or the removal of the Optionee as Chairman of the Board during the Employment Period; or (f) failure of the Company to obtain the assumption in writing of its obligations under the Employment Agreement by any successor within 30 days of such succession.

                  "Option" shall mean an option to purchase shares of Common Stock.

                  "Second Performance Date" shall mean the first trading day after the Fair Market Value of the Common Stock has been at least $21.00 per share on each of the immediately preceding forty-five (45) consecutive trading days.

                  "Third Performance Date" shall mean the first trading day after the Fair Market Value of the Common Stock has been at least $28.00 per share on each of the immediately preceding forty-five (45) consecutive trading days.

                  "Total and Permanent Disability" shall mean the inability of the Optionee to provide meaningful service for the Company due to a medically determinable physical or mental impairment, which service is reasonably consistent with the individual's past service for the Company, training and experience. Such determination of total and permanent disability shall be made by the Committee. Notwithstanding the foregoing, if the Optionee qualifies for Federal Social Security disability benefits or for payments under a long-term disability income plan of the Company, based upon his physical or mental condition, the Optionee shall be deemed to suffer from a Total and Permanent Disability hereunder.

                  "Trading day" shall mean a day when (a) trading generally occurs during normal business hours on or by the New York Stock Exchange and the NASDAQ Stock Market and (b) trading of any securities of the Company shall not have been suspended on any exchange or in any over-the-counter market.

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         2.       GRANT OF OPTIONS

                  The Committee hereby grants to the Optionee an Option to purchase 300,000 shares of the Company's Common Stock ("Shares") for an Option Price per Share equal to $7.125. The Options granted under this Agreement are intended by the Committee to be non-qualified stock options and the provisions hereof shall be interpreted on a basis consistent with such intent.

         3.       OPTION TERMS AND EXERCISE PERIOD

                  a. The Options granted to the Optionee pursuant to this Agreement shall be exercised, and payment by the Optionee of the Option Price shall be made as provided in Section 5 of this Agreement.

                  b. All or any part of the Options awarded under this Agreement may be exercised by the Optionee no later than the tenth (10th) anniversary of the date of this Agreement.

                  c. This Agreement and the Options issued hereunder to the Optionee shall terminate on the earlier of (i) the tenth (10th) anniversary of the date of this Agreement or (ii) the date such Options are fully exercised.

         4.       VESTING AND TERMINATION OF EMPLOYMENT

                  The Option to purchase the number of Shares set forth in
Section 2 shall vest and become exercisable pursuant to the following schedule:


                      Vesting Date                               Shares Vested
                      ------------                               -------------

      Earlier of the fourth anniversary of the date of this         100,000
      Agreement or the First Performance Date

      Earlier of the fourth anniversary of the date of this         100,000
      Agreement or the Second Performance Date

      Earlier of the fourth anniversary of the date of this         100,000
      Agreement or the Third Performance Date

In the event of the death or termination of employment of the Optionee, all Options vested on the date of such death or termination of employment shall remain exercisable until the tenth anniversary of the date of grant of the Options.
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         5.       EXERCISE OF OPTIONS

                  a. Options shall be exercisable by written notice of such exercise, in the form prescribed by the Committee, to the Secretary of the Company, at its principal office. The notice shall specify the number of Options which are being exercised.

                  b. Shares purchased pursuant to this Agreement shall be paid for in full at the time of such purchase in cash, in Shares, or part in cash and part in Shares. Shares transferred in payment of the Option Price shall be valued as of the date of transfer based on their Fair Market Value.

                  c. The Optionee may carry out a "cashless exercise," whereby, in a properly-executed written notice, the Optionee directs (i) an immediate market sale of all or a portion of the Shares to which he is entitled upon exercise, (ii) the delivery of the Shares from the Company to a brokerage firm and (iii) the delivery of the Option price from the sale proceeds from the brokerage firm directly to the Company.

         6.       REGULATION BY THE COMMITTEE

                  This Agreement and the Options granted hereunder shall be subject to such administrative procedures and rules as the Committee may adopt. All decisions of the Committee upon any question arising under this Agreement shall be conclusive and binding upon the Optionee and any person or persons to whom Options hereunder have been transferred by will, by laws of descent and distribution or by gift to a Family Member of the Optionee.

         7.       RIGHTS AS A SHAREHOLDER

                  The Optionee shall have no rights as a shareholder with respect to Shares subject to Options granted hereunder until certificates for shares of Common Stock are issued to the Optionee.

         8.       ADJUSTMENTS TO COMMON STOCK

                  If, and whenever, prior to the expiration of the Options or distribution to the Optionee of the Shares, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Options may thereafter be exercised or satisfied, as applicable, (a) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (b) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

         9.       RECAPITALIZATION

                  If the Company recapitalizes or otherwise changes it capital structure, thereafter upon any exercise of the Options, the Optionee shall be entitled to receive under such Options, in lieu of the number of shares of Common Stock then covered by such Options, the number and

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class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Optionee had been the holder of record of the number of shares of Common Stock then covered by such Options.

         10.      CHANGE OF CONTROL

                  If there is a Change in Control, then all outstanding unvested Options shall immediately vest as of the date of such Change in Control and shall remain exercisable until the earlier of (a) the end of the 90-day period following the date of the termination of the Optionee's employment with the Company or (b) the tenth anniversary of the date of grant of the Options. The Committee, in its discretion by unanimous action, may determine that upon the occurrence of a Change of Control, the Options outstanding hereunder shall terminate within a specified number of days after notice to the Optionee, and such Optionee shall receive with respect to each share of Common Stock subject to such Options, cash in an amount equal to the excess of (a) the greater of (i) the Fair Market Value of such share of Common Stock immediately prior to the occurrence of such Change of Control or (ii) the value of the consideration to be received in connection with such Change of Control for one share of Common Stock, over (b) the exercise price per share, if applicable, of one share of Common Stock. If the consideration offered to shareholders of the Company in any transaction described in this Section 10 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the non-cash consideration offered. The provisions contained in this Section 10 shall not terminate any rights of the Optionee to further payments pursuant to any other agreement with the Company following the occurrence of a Change of Control.

         11.      OTHER EVENTS

                  In the event of changes to the outstanding Common Stock by reason of recapitalization, reorganization, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of the Options and not otherwise provided for under this Agreement, any outstanding Options shall be subject to adjustment by the Committee in its discretion as to the number and price of shares of Common Stock or other consideration subject to such Options.

         12.      POWERS NOT AFFECTED

                  The existence of this Agreement and the Options granted hereunder shall not affect in any way the right or power of the Board or of the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change of the Company's capital structure or business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

         13.      NO ADJUSTMENT FOR CERTAIN CHANGES

                  Except as hereinabove expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property,

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labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect the Options, and no adjustment by reason thereof shall be made with respect to the number of shares of Common Stock subject to the Options or the purchase price per share, if applicable.

         14.      NO RIGHTS CONFERRED

                  Nothing contained in this Agreement shall (a) confer upon the Optionee any right with respect to continuation of employment with the Company or (b) interfere in any way with the right of the Company to terminate the employment of the Optionee at any time.

         15.      OTHER LAWS

                  The Company shall not be obligated to issue any Shares pursuant to the Options at any time when the Shares covered by this Agreement have not been registered under the Securities Act of 1933 (the "1933 Act") and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel of the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid.

         16.      NO RESTRICTION ON CORPORATE ACTION

                  Nothing contained in this Agreement shall be construed to prevent the Company from taking any corporate action which is deemed by the Company to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Options granted under this Agreement. The Optionee shall not have any claim against the Company as a result of any such action.

         17.      RESTRICTIONS ON TRANSFER

                  No Options under this Agreement shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by the Optionee except (a) by will or by the laws of descent and distribution or (b) by gift to any Family Member of the Optionee. Notwithstanding any such transfer, the Optionee shall continue to be subject to the withholding requirements provided for under Section 25 hereof. The transferee shall be subject to all terms of this Agreement. The transferee may not transfer the Options.

         18.      OTHER PLANS

                  No amount received hereunder shall be taken into account in computing the Optionee's salary or compensation for the purposes of determining any benefits under any pension, retirement, life insurance or other benefit plan of the Company, unless such other plan specifically provides for the inclusion of such amount received.

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         19.      LIMITS OF LIABILITY

                  Any liability of the Company with respect to the Options shall be based solely upon the contractual obligations created under this Agreement. Neither the Company nor any member of the Committee shall have any liability to any party for any action taken or not taken, in good faith, in connection with or under this Agreement.

         20.      GOVERNING LAW

                  Except as otherwise provided herein, this Agreement shall be construed in accordance with the laws of the State of Delaware.

         21.      SEVERABILITY OF PROVISIONS

                  If any provision of this Agreement is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed and enforced as if such invalid or unenforceable provision had not been included in this Agreement.

         22.      HEADINGS

                  Headings used throughout the Agreement are for convenience only and shall not be given legal significance.

         23.      RESERVATION AND REGISTRATION OF SHARES

                  With respect to the Options granted to the Optionee under this Agreement, the Company hereby agrees to at all times reserve for issuance and/or delivery upon payment by the Optionee of the Option Price, such number of Shares as shall be required for issuance and/or delivery upon such payment pursuant to such Options. The Company agrees to register under the 1933 Act, promptly following the date of this Agreement, such number of Shares as shall be required for issuance upon exercise of this Option.

         24.      DELIVERY OF SHARE CERTIFICATES

                  Within a reasonable time after the exercise of the Options hereunder the Company shall cause to be delivered to the Optionee, his legal representative or his beneficiary, a certificate for the Shares purchased pursuant to the exercise of the Option.

         25.      WITHHOLDING

                  In the event the Optionee elects to exercise the Options Option hereunder (or any part thereof), if the Company shall be required to withhold any amounts by reason of any federal, state or local tax rules or regulations in respect of the issuance of Shares to the Optionee, the Company shall be entitled to deduct and withhold such amounts from any payment to be made to the Optionee hereunder.

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         26.      AMENDMENT

                  This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors, assigns and legal representatives.

         27.      EFFECTIVE DATE OF GRANT

                  The Options granted under this Agreement shall be effective as of the date first written above.


BIOPURE CORPORATION

By:  ___________________________       By:________________________________
     Its:                                 Its:

WITNESS:

________________________________       ___________________________________
                                       Thomas A. Moore


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